Exhibit 99.1

Press Release

Contact:	Robert C. Singer
Chief Financial Officer
(410) 229-1378
singer@tessco.com

FOR IMMEDIATE RELEASE

TESSCO Announces Final Settlement of Disaster Insurance Claim

HUNT VALLEY, MARYLAND, August 26, 2003 - TESSCO Technologies Incorporated (Nasdaq: TESS), a provider of integrated product plus supply chain solutions to the wireless communications industry, announced today its final negotiated settlement of the insurance claim related to the October 12, 2002 flooding of its central sales, support, data and phone center, and receipt of all cash due under this settlement.

TESSCO has received a final installment of $5.8 million from its insurance carrier, bringing the total full and final settlement of the disaster claim to $23.1 million.  This final installment closes all claims, including extra expenses required for recovery, building, information technology equipment, business personal property rebuild and/or replacement, and business interruption.

The claims and the related settlement are a result of the damage and disruption caused by the October 12, 2002 event, when a publicly maintained water system malfunctioned, causing a torrent of water to break through the outside wall of TESSCO’s corporate headquarters, the Global Logistics Center. This event severely damaged the central computer center and flooded the entire 180,000 square-foot facility with 10 to 24 inches of water.

Estimated Financial Impact of Settlement

Of the $23.1 million total settlement: $10.0 million is related to extra expenses for temporary recovery efforts, including future amounts through May 2004; $10.1 million is related to the cost of the remediation, restoration and/or replacement of the facility, business personal property and computer system; and $3.0 million is related to business interruption.

As part of TESSCO’s rebuild plans, the damaged facility will be reconfigured for fulfillment and distribution. This reconfiguration will allow the consolidation of a 65,000 square-foot leased facility, which will no longer be required and is now being marketed for sublease.  Currently, it is estimated that a $1.3 million pre-tax charge, or $0.17 per share, will be taken in the current quarter representing the write-off of the remaining book value of leasehold improvements and the present value of continuing lease obligations, in excess of expected sub-lease income.  The lease extends until March 2006, and in the event that a sublease agreement cannot be made, or is made at a rate less favorable than that currently anticipated, an additional pre-tax charge of up to $830,000, or $0.12 per share, could be required.

In the current quarter, the expected $1.3 million facility abandonment pre-tax charge will be offset against a $3.1 million pre-tax gain from the insurance claim, resulting in a one-time earnings impact estimated at $0.25 per share, based on 4.4 million weighted average shares outstanding. Including the $0.17 per share gain that was previously recognized in the third quarter of fiscal 2003 as a result of a partial and interim business interruption claim payment, the total net earnings impact of the total $23.1 million insurance settlement and related facility abandonment would be $0.42 per share.

As a result, and based on current assumptions, TESSCO’s current quarter balance sheet will be impacted as follows: a $5.8 million increase in cash; a $1.0 million decrease in insurance receivables and other assets; a $2.3 million accrual for future extra expenses; a $1.4 million accrual for current and deferred taxes and other accrued expenses; and a $1.1 million increase to shareholders’ equity.

Robert B. Barnhill, Jr., chairman, president and chief executive officer of TESSCO, said, “The cash is in the bank, full rebuild is underway, and new business generation momentum is accelerating. We are pleased to have finalized the settlement, and believe we reached a fair resolution with our insurance carrier that is allowing us to quickly complete the rebuild of our facilities. Most importantly, the TESSCO team remains completely focused on increasing revenues, profitability and shareowner value. I am extremely grateful and proud of how our team responded to this disaster. We turned this incredible negative event into an extraordinary demonstration of teamwork, commitment and focus on performance.”

ABOUT TESSCO

Welcome to TESSCO Technologies Incorporated: “the vital link to a wireless world.”(TM) TESSCO connects customers with product plus supply chain solutions configured from product choices from world-class manufacturers. For customers, TESSCO’s vision is to be the virtual superstore: Your Total Source(R) for everything needed to design, build, run, maintain or use wireless. Customers, when doing business with TESSCO, can have what they need, when and where they need it, without the necessity of maintaining large and costly inventories.

For manufacturers, TESSCO presents, markets, sells, supplies and supports their products as part of a total customer solution, thus providing a cost-effective channel to a broad and diverse customer base. TESSCO’s integrated, closed-loop system, providing Knowledge, Configuration, Delivery and Control, streamlines the supply chain process and lowers total inventories and costs by providing guaranteed availability and complete, on-time delivery to the point of use.

TESSCO began its “total source” operations in 1982 and completed its public offering (Nasdaq: TESS) in 1994. Today, TESSCO operates 24 hours a day, seven days a week, under ISO 9001:2000 registration. TESSCO’s Global Logistics Center in Hunt Valley, Maryland, and Americas Logistics Center in Reno, Nevada, configure orders for complete, on-time delivery throughout the world. Its solution offerings, consisting of over 34,000 items from over 450 manufacturers, fall within the broad categories of network infrastructure; mobile devices and accessories; and installation, test and maintenance products and services.

TESSCO currently serves customers through three distinct sales channels. Through “sell to” and “sell through” channels, TESSCO serves over 14,000 customers per quarter, including a diversified mix of cellular, PCS and paging carriers; system operators; internet service providers; infrastructure site owners and contractors; integrators; enterprise, utility and transportation; education and healthcare; state and local government; federal government and military; wireless dealers; value-added resellers; and retailers. Through the consumer-direct “affinity” channel, TESSCO sells to over 80,000 subscribers per quarter with OEM-, carrier-, and co-branded phone and web sales solutions.

To learn more about TESSCO Technologies Incorporated, we invite you to search our award-winning web site, TESSCO.com(R), for information about our company, our value proposition and our commitment to marketing innovation and operational excellence.

This press release contains forward-looking statements. These forward-looking statements may generally be identified by the use of the words “may,” “will,” “expects,” “anticipates,” “believes,” “estimates,” and similar expressions and involve a number of risks and uncertainties. For a variety of reasons, actual results may differ materially from those described in any such forward-looking statement. Consequently, the reader is cautioned to consider all forward- looking statements in light of the risks to which they are subject. In addition to factors discussed above, other factors could cause actual results to differ materially. Such factors include, but are not limited to, the following: the Company’s dependence on a relatively small number of suppliers and vendors, which could hamper the Company’s ability to maintain appropriate inventory levels and meet customer demand; the effect that the loss of certain customers or vendors could have on the Company’s net profits; economic conditions that may impact customers’ ability to fund purchases of our products and services; the possibility that unforeseen events could impair the Company’s ability to service its customers promptly and efficiently, if at all; the possibility that, for unforeseen reasons, the Company may be delayed in entering into or performing, or may fail to enter into or perform, anticipated contracts or may otherwise be delayed in realizing or fail to realize anticipated revenues or anticipated savings; existing competition from national and regional distributors and the absence of significant barriers to entry which could result in pricing and other pressures on profitability and market share; and continuing changes in the wireless communications industry, including risks associated with conflicting technologies, changes in technologies, inventory obsolescence and evolving Internet business models and the resulting competition. Consequently, the reader is cautioned to consider all forward-looking statements in light of the risks to which they are subject.

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